Exhibit 24.7
CITIZENS REPUBLIC BANCORP, INC.
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Charles D. Christy, Thomas W. Gallagher and Christine L. Jaranowski, and each of them, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution, and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable to enable Citizens Republic Bancorp, Inc. to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with a registration statement on Form S-3 to be initially filed by Citizens Republic Bancorp, Inc. in connection with the registration of securities issued to the U.S. Department of Treasury, including specifically, but without limitation, power and authority to sign for the undersigned such registration statement, sign any and all amendments (including post-effective amendments) to such registration statement and to sign registration statements filed pursuant to Rule 462 under the Securities Act of 1933, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.
/s/ Dennis J. Ibold
(signature)
Dennis J. Ibold
(print name)
Dated: January 6, 2009